EXHIBIT No. 16.1

May 23, 2005

U.S. Securities and Exchange Commission
Office of the Chief Accountant
450 Fifth Street, NW
Washington, DC 20549

Re:    Hub Group Employee Profit Sharing and Trust Plan
          File No. 0-27754

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of Hub Group Employee Profit Sharing and Trust Plan dated February 8, 2005, and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ Grant Thornton LLP